Exhibit 5.1

                                  May 29, 2002

FiberCore, Inc.
253 Worcester Road, P.O. Box 180
Charlton, MA 01507

      RE: FIBERCORE, INC. REGISTRATION STATEMENT ON FORM S-3 FOR 7,145,646 SHARES OF COMMON STOCK

Ladies and Gentlemen:

      We have acted as special Nevada counsel to FiberCore, Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 7,145,646 shares (the "Shares") of the Company's Common Stock ("Common Stock") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 12, 2002, under the Securities Act of 1933, as amended (the "Act"), as amended by Pre-Effective Amendment No. 1 to Registration Statement filed with the Securities and Exchange Commission on the date hereof (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Statement.

      This opinion is being furnished at the request of the Company.

      The Shares consist of: (i) 1,108,292 shares of Common Stock that the Company has issued to Crescent International, Ltd. (the "Crescent Shares"); (ii) 339,412 shares of Common Stock issuable to Gruntal & Co. upon the exercise of warrants of the Company (the "Gruntal Shares"); (iii) 5,644,770 shares of Common Stock issuable upon the exercise of warrants or conversion of securities issued or issuable to Riverview Group, LLC, Laterman & Co., and Forevergreen Partners (the "Investor Shares"); and (iv) 53,172 shares of Common Stock issuable to other investors upon the exercise of warrants of the Company held by such investors (the "Miscellaneous Shares").

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      We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and the form of the securities (whether stock purchase warrants or otherwise) pursuant to which certain of the Shares were or will be issued and sold. We have relied upon the certificates of all public officials and corporate officers of the Company with respect to the accuracy of all matters contained therein, including as to the number of shares of Common Stock which are issued and outstanding. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. Based on such review and assumptions, we are of the opinion that:

      1. The Crescent Shares have been duly authorized and legally issued and are fully paid and nonassessable.

      2. The Investor Shares, the Gruntal Shares and the Miscellaneous Shares have been duly authorized and, assuming that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the respective warrants and convertible securities, the Investor Shares, the Gruntal Shares and the Miscellaneous Shares will be legally issued, fully paid and nonassessable.

      Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

      This opinion is rendered solely in connection with registration and issuance of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.


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

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours


                                        /s/ Lionel Sawyer & Collins


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